UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 21, 2023

Forge Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39794	98-1561111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Mission St. Suite 5510 San Francisco, California (Address of principal executive offices)	94105 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2023 (the “Effective Date”), Kelly Rodriques, the Chief Executive Officer of Forge Global Holdings, Inc. (the “Company”), entered into an amended and restated employment agreement with the Company (the “Employment Agreement”). The Employment Agreement supersedes in its entirety that certain employment agreement entered into by and between Forge Global, Inc., a subsidiary of the Company, and Mr. Rodriques, dated September 9, 2021, as amended on February 25, 2022.

The Employment Agreement provides Mr. Rodriques with a base salary of not less than $575,000 per year, with the opportunity to participate in the Company’s standard employee benefits programs. The Employment Agreement provides for a fixed term of employment, with an initial term of three years. This initial term shall be extended every six months so that the remaining term of the Employment Agreement is never more than three years or less than two and one half years unless the Company or Mr. Rodriques delivers written notice to the other before the effective date of any such extension that there will be no such extension, in which event there will be no extension and no further extensions of such initial term. The initial term of the Employment Agreement (as extended) shall be referred to as the “Term” for the purposes of the Employment Agreement.

The Employment Agreement further provides that Mr. Rodriques will be eligible to receive an annual cash target bonus opportunity equal to 150% of his base salary, as well as annual equity compensation in accordance with Forge’s equity compensation plan. The amount and metrics of both such annual cash bonus and equity compensation will be determined by the Compensation Committee of the Board of Directors of the Company (the “Board”), or at the direction of the Board as a whole.

Pursuant to the Employment Agreement, if outside a Change in Control Period, Mr. Rodriques is (a) terminated by the Company other than in connection with Disability or for Cause (b) or Mr. Rodriques resigns for Good Reason, Mr. Rodriques shall be entitled to the following (each of the preceding capitalized terms, as defined in the Employment Agreement):

•a lump sum cash payment equal to the amount of his base salary, as in effect on the date his employment terminates, that he would have received had he remained employed for the remainder of the Term;

•a lump sum cash payment equal to three times the greater of (1) the average of the last three annual bonuses paid to him by the Company or any of its affiliates prior to the date his employment terminates and (2) the last annual bonus received by him from the Company or any of its affiliates prior to the date his employment terminates;

•except with respect to the CEO RSUs (as defined in the Employment Agreement) which shall be governed by their terms, with respect to options or other equity based grants made to Mr. Rodriques (1) for time-vested options or other equity based grants (including performance based grants for which actual performance achievement has already been certified as of the date of employment termination), accelerate his right to exercise 100% of such options and vest in 100% of such equity grants so that he has the right to exercise 100% of such options and receive 100% of such equity grants, (2) for performance based grants for which performance has not been certified as of the date of employment termination, determine and certify performance based on actual performance achieved after completion of the performance period in accordance with the terms of such grants, and vest all tranches of such performance grants on the date of such performance certification, and (3) treat Mr. Rodriques as if he had remained employed by the Company until the end of the Term so that the time period over which he has the right to exercise such options shall be the same as if there had been no termination of his employment until the end of the Term, and

•continued provision of health care benefits for up to 18 months after the termination of employment to the extent Mr. Rodriques is eligible under applicable law (the “Continuation Coverage”).

Pursuant to the Employment Agreement, if during a Change in Control Period, Mr. Rodriques is (a) terminated by the Company other than in connection with Disability or for Cause or (b) Mr. Rodriques resigns for Good Reason, Mr. Rodriques shall be entitled to the following:

•a lump sum cash payment equal to three times the amount of his base salary, as in effect on the date his employment terminates;

•a lump sum cash payment equal to three times the greater of (1) the average of the last three annual bonuses paid to him by the Company or any of its affiliates prior to the date his employment terminates, (2) the last annual bonus paid to him by the Company or any of its affiliates prior to the effective date of a Change in Control, and (3) the last annual bonus paid to him by Forge or any of its affiliates prior to the date his employment terminates;

•except with respect to the CEO RSUs, which shall be governed by their terms, with respect to options or other equity based grants made to Mr. Rodriques (1) for time-vested options or equity based grants (including performance based grants for which actual performance achievement has already been certified as of the date of employment termination), accelerate his right to exercise 100% of such options and vest in 100% of such equity grants so that he has the right to exercise 100% of such options and receive 100% of such equity grants, (2) for performance based grants for which performance has not been certified as of the date of employment termination, determine and certify performance based on actual performance achieved after completion of the performance period in accordance with the terms of such grants, and vest all tranches of such performance grants on the date of such performance certification, and (3) treat Mr. Rodriques as if he had remained employed by the Company until the end of the three year period which starts on the date his employment terminates so that the time period over which he has the right to exercise such options shall be the same as if there had been no termination of his employment until the end of such three year period, and

•the Continuation Coverage.

Such payments are contingent on Mr. Rodriques’ execution of a general release of claims in favor of the Company. In addition to the above benefits, the Company has also agreed to reimburse Mr. Rodriques for certain reasonably incurred travel and housing costs related to his employment.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: June 27, 2023	By:	/s/ Mark Lee
	Name:	Mark Lee
	Title:	Chief Financial Officer